UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2021 (December 10, 2021)

ALR TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30414	88-0225807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Beaufont Springs Drive, Suite 300, Richmond, Virginia 23225

(Address of Principal Executive Offices) (Zip Code)

(804) 554-3500

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
ITEM 8.01	OTHER EVENTS.

On December 10, 2021, ALR Technologies Inc. (“ALRT” or the “Company”) and Mrs. Christine Kan agreed to amend the line of credit provided by Mrs. Kan to the Company to increase the borrowing limit of the line of credit by $2,000,000, from $2,000,000 to $4,000,000. At the time of the amendment, the borrowing limit of the line of credit had been exceeded. In connection with providing the increase in the borrowing limit of the line of credit, the Company will grant Mrs. Kan the option to acquire 40,000,000 shares of common stock at a price of $0.05 per share for a term of five years.

Mrs. Kan and the Company had originally entered into a credit agreement on May 25, 2010 which was subsequently amended by an amending agreements dated January 3, 2011. Under the credit agreement and subsequent amendment Mrs. Kan agreed to make available to the Company a credit line equal to an aggregate of $2,000,000 for the Company’s operations. Under the terms of the arrangement, amounts borrowed by the Company bear simple interest at a rate of 1% per month. The amounts borrowed are secured by a general security agreement over the assets of the Company and is due on demand. Previous to 2021, the Company had fully drawn down the $2,000,000 borrowing limit and recently the Company has received additional advanced in excess of the credit limit.

The line of credit will continue to bear interest of one (1) percent per month on amounts borrowed and will continue to be secured by a general security agreement. Advances totaling approximately $400,000 provided by Mrs. Kan to the Company in excess of the previous borrowing limit of $2,000,000 will be incorporated as advances under this new agreement and will bear interest from the date the amount was received by the Company. The remaining amounts available under the line of credit will be used to fund operations, working capital and general corporate purposes.

Mrs. Kan is the spouse of Mr. Sidney Chan, the Chairman of the Board of Directors and the Chief Executive Officer of the Company. Mrs. Kan serves as a director and VP of the Company’s subsidiary in Singapore, ALR Technologies SG Pte. Ltd.

A copy of the Line of Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into item 9.01.

ITEM 9.01                      EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Document Description

99.1	Line of Credit Agreement between Christine Kan and ALR Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of December, 2021.

ALR TECHNOLOGIES INC.

/s/ Sidney Chan
Sidney Chan
Chief Executive Officer and Chairman of the Board of Directors